As filed with the Securities and Exchange Commission on August 21, 2013.

Registration No. 333-187564

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANK OF THE OZARKS, INC.

(Exact name of registrant as specified in its charter)

Arkansas	6022	71-0556208
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classifications Code Number)	(I.R.S. Employer Identification Number)

17901 Chenal Parkway

Little Rock, Arkansas 72223

(501) 978-2265

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Greg L. McKinney

Chief Financial Officer and Chief Accounting Officer

Bank of the Ozarks, Inc.

17901 Chenal Parkway

Little Rock, Arkansas 72223

Tel. (501) 978-2265

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of all communications to:

H. Watt Gregory, III Kutak Rock LLP 124 West Capitol Avenue, Suite 2000 Little Rock, Arkansas 72201 Tel. (501) 975-3000	Neil E. Grayson Nelson Mullins Riley & Scarborough LLP 104 South Main Street, Suite 900 Greenville, South Carolina 29601 Tel. (864) 250-2300

Approximate date of commencement of proposed sale of the securities to the public: Not Applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

DEREGISTRATION OF UNSOLD SECURITIES

Bank of the Ozarks, Inc., an Arkansas corporation (the “Registrant”), filed Registration Statement No. 333-187564 on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission on March 27, 2013, as amended by Amendment No. 1, filed on April 30, 2013, as further amended by Amendment No. 2, filed on May 9, 2013, as further amended by Amendment No. 3, filed on May 24, 2013, as further amended by Amendment No. 4, filed on June 4, 2013, and as further amended by Amendment No. 5, filed on June 11, 2013, which registered 2,370,370 shares of the Registrant’s common stock in connection with the Registrant’s acquisition of The First National Bank of Shelby. The Registrant issued a total of 1,257,385 shares of the Registrant’s common stock pursuant to the Registration Statement in connection with the merger.

Following the merger, the Registrant terminated the offering of shares of its common stock registered on the Registration Statement. Pursuant to the undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the securities which remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on August 21, 2013.

BANK OF THE OZARKS, INC. (Registrant)

By:	/s/ Greg L. McKinney
Greg L. McKinney
Chief Financial Officer and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ George G. Gleason George G. Gleason (Principal Executive Officer)	Chairman of the Board and Chief Executive Officer	August 21, 2013

/s/ Greg L. McKinney Greg L. McKinney (Principal Financial Officer and Accounting Officer)	Chief Financial Officer and Chief Accounting Officer	August 21, 2013

Dan Thomas	Vice Chairman, Chief Lending Officer and President – Real Estate Specialties Group	August __, 2013

* Jean Arehart	Director	August 21, 2013

* Nicholas Brown	Director	August 21, 2013

* Richard Cisne	Director	August 21, 2013

* Robert East	Director	August 21, 2013

Catherine Freedberg	Director	August __, 2013

* Linda Gleason	Director	August 21, 2013

Peter Kenny	Director	August __, 2013

* Henry Mariani		Director	August 21, 2013

* Robert Proost		Director	August 21, 2013

* R.L. Qualls		Director	August 21, 2013

* John Reynolds		Director	August 21, 2013

* Sherece West-Scantlebury		Director	August 21, 2013

*By:	/s/ Greg L. McKinney		August 21, 2013
Greg L. McKinney
Attorney-in-Fact for person indicated